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Exhibit 4.2

Dated as of April 4, 2002

        THIS FIRST SUPPLEMENTAL INDENTURE, dated as of April 4, 2002 (the "First Supplemental Indenture"), by and among Sinclair Broadcast Group, Inc., a Maryland corporation, (hereinafter the "Company"), certain of the Company's subsidiaries identified as Guarantors on the signature pages hereof (collectively, the "Existing Guarantors") and each of the Company's subsidiary identified as New Guarantors on the signature pages hereof (individually, a "New Guarantor" and collectively, the "New Guarantors"), and First Union National Bank, as Trustee under the Indenture, as hereinafter defined (hereinafter the "Trustee").

        WHEREAS, the Company, certain Existing Guarantors and the Trustee are parties to an Indenture dated as of December 10, 2001 (the "Existing Indenture") pursuant to which the Company issued its 8 3/4% Senior Subordinated Notes due 2011 (hereinafter the "Notes"). All capitalized terms used in this First Supplemental Indenture and not otherwise defined shall be assigned the meaning ascribed to them in the Existing Indenture.

        WHEREAS, the Existing Indenture provides that, without the consent of any Holders, the Company and the Existing Guarantors, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into indentures supplemental thereto or agreements or other instruments with respect to any Guarantee, in form and substance satisfactory to the Trustee, for the purpose of adding a Guarantor pursuant to the requirements of Section 1014 therein.

        WHEREAS, each New Guarantor wishes to guarantee the Notes pursuant to Section 1014(b) of the Indenture.

        WHEREAS, pursuant to the Existing Indenture the Company, the Existing Guarantors, the New Guarantors and the Trustee have agreed to enter into this First Supplemental Indenture for the purposes stated herein; and

        WHEREAS, all things necessary have been done to make this First Supplemental Indenture, when executed and delivered by the Company, the Existing Guarantors, and the New Guarantors, the legal, valid and binding agreement of the Company, the Existing Guarantors, and each New Guarantor, in accordance with its terms.

        NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

        The parties hereto mutually covenant and agree as follows:

Section I

        Section 1.01.    Pursuant to Section 1014(b) of the Existing Indenture, as of the date of this First Supplemental Indenture, each New Guarantor shall be deemed to be a Restricted Subsidiary of the Company and a Guarantor of the Notes and hereby executes and delivers this First Supplemental Indenture to evidence its guarantee of the Notes on the same terms as the guarantee (the "Senior Guarantee") of the indebtedness (the "Senior Indebtedness") associated with the Credit Agreement dated as of May 28, 1998, by and among the Company and certain of its subsidiaries and The Chase Manhattan Bank, as Agent for the Lenders which are parties thereto, as amended and restated by the Amendment and Restatement dated as of May 9, 2001, as further amended by Amendment No. 1 dated as of October 30, 2001, and as amended and supplemented from time to time (the "Credit Agreement"), as hereinafter set forth and further provided that said guarantee of the Notes by each New Guarantor shall be subordinated to the Senior Guarantee to the same extent as the Notes are subordinated to the Senior Indebtedness pursuant to the Existing Indenture.

Section II

        Section 2.01.    Guarantee.    Each New Guarantor hereby agrees to guarantee the Existing Indenture and the Notes related thereto pursuant to the terms and conditions of Article Fourteen of the Existing Indenture, such Article Fourteen being incorporated by reference herein as if set forth at length herein.

        Section 2.02.    Rights of Contribution.    For the purposes of this Section 2.02 Existing Guarantors and each New Guarantor shall be individually referred to as "Guarantor" and collectively, as "Guarantors." The Guarantors hereby agree, as between themselves, that if any Guarantor (an "Excess Funding Guarantor") shall pay Indenture Obligations in excess of the Excess Funding Guarantor's Pro Rata Share (as hereinafter defined) of such Indenture Obligations, the other Guarantors shall, on demand (but subject to the next sentence hereof), pay to the Excess Funding Guarantor an amount equal to their respective Pro Rata Share of such Excess Funding Guarantor's payment. The payment obligation of any Guarantor to any Excess Funding Guarantor under this Section 2.02 shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Guarantor under the other provisions of this Section II and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations. For the purposes hereof, "Pro Rata Share" shall mean, for any Guarantor, a percentage equal to the percentage of such Guarantor's Net Assets as of the Valuation Date (as defined in the next sentence) of the aggregate Net Assets of all of the Guarantors as at such date. For purposes of the preceding sentence, the "Valuation Date" shall mean the date hereof; provided that, if the Trustee requests from time to time that the Guarantors ratify and confirm their respective obligations under this Section II, they shall promptly do so pursuant to an instrument reasonably satisfactory to the Trustee and the Valuation Date shall mean the date of the latest such ratification and confirmation to occur at the request of the Trustee after the date hereof, and "Net Assets" shall mean with respect to any Guarantor as at any date, an amount equal to the excess of the fair salable value of the assets of such Guarantor at such date (without taking into account the rights of such Guarantor under Section 3.08 of the Credit Agreement), and excluding the value of the shares of the stock or other equity interest owned by such Guarantor and any other Guarantor party to this Indenture, on such date over the amount that would be required to pay the probable liabilities of such Guarantor determined as of such date (excluding the obligations of such Guarantor under Section 3 of the Credit Agreement) on all of its debts.

Section III

        Section 3.01.    This First Supplemental Indenture shall be construed as supplemental to the Existing Indenture and shall form a part thereof, and the Existing Indenture is hereby incorporated by reference herein and, as supplemented hereby and is hereby ratified, approved and confirmed.

        Section 3.02.    This First Supplemental Indenture may be signed in any number of counterparts, all of which taken together shall constitute one and the same instrument. This First Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

        Section 3.03.    This First Supplemental Indenture shall be effective and operative on the date and time hereof.

        IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year above written.

ATTEST:	THE COMPANY:

SINCLAIR BROADCAST GROUP, INC.

	By:		(SEAL)

David B. Amy, Chief Financial Officer

ATTEST AS TO ALL	SUBSIDIARY GUARANTORS:

CHESAPEAKE TELEVISION, INC.
KSMO, INC.
WCGV, INC.
SINCLAIR ACQUISITION IV, INC.
WLFL, INC.
SINCLAIR MEDIA I, INC.
WSMH, INC.
SINCLAIR MEDIA II, INC.
WSTR LICENSEE, INC.
WGME, INC.
SINCLAIR MEDIA III, INC.
WTTE, CHANNEL 28 LICENSEE, INC.
WTTO, INC.
WTVZ, INC.
WYZZ, INC.
KOCB, INC.
FSF-TV, INC.
KSMO LICENSEE, INC.
WDKY, INC.
WYZZ LICENSEE, INC.
KLGT, INC.
SINCLAIR ACQUISITION II, INC.
SINCLAIR COMMUNICATIONS, INC.
WSYX LICENSEE, INC.
WGGB, INC.
WTWC, INC.
SINCLAIR COMMUNICATIONS II, INC.
SINCLAIR HOLDINGS I, INC.
SINCLAIR HOLDINGS II, INC.
SINCLAIR HOLDINGS III, INC.
SINCLAIR TELEVISION COMPANY, INC.
SINCLAIR TELEVISION OF BUFFALO, INC.
SINCLAIR TELEVISION OF CHARLESTON, INC.
SINCLAIR TELEVISION OF NASHVILLE, INC.
SINCLAIR TELEVISION OF NEVADA, INC.
SINCLAIR TELEVISION OF OKLAHOMA, INC.
SINCLAIR TELEVISION OF TENNESSEE, INC.
SINCLAIR TELEVISION OF LICENSE
  HOLDER, INC.
SINCLAIR TELEVISION OF DAYTON, INC.
SINCLAIR ACQUISITION VII, INC.
SINCLAIR ACQUISITION VIII, INC.
SINCLAIR ACQUISITION IX, INC.
SINCLAIR ACQUISITION X, INC.
SINCLAIR ACQUISITION XI, INC.
SINCLAIR ACQUISITION XII, INC.
MONTECITO BROADCASTING CORPORATION
CHANNEL 33, INC.
WNYO, INC.
NEW YORK TELEVISION, INC.
By:

Name: David B. Amy Title: Secretary (As to All)

SINCLAIR PROPERTIES, LLC SINCLAIR PROPERTIES II, LLC

By:
David B. Amy, Manager (as to both)

KBSI LICENSEE L.P. KETK LICENSEE L.P. WMMP LICENSEE L.P. WSYT LICENSEE L.P.

By:	Sinclair Properties, LLC, General Partner

By:

Name: David B. Amy, Manager

WEMT LICENSEE L.P. WKEF LICENSEE L.P.

By:	Sinclair Properties II, LLC, General Partner

By:
Name: David B. Amy, Manager

WGME LICENSEE, LLC

By:	WGME, Inc., Member

By:
David B. Amy Secretary

WICD LICENSEE, LLC WICS LICENSEE, LLC KGAN LICENSEE, LLC

By:	Sinclair Acquisition IV, Inc., Member

By:
David B. Amy Secretary

WSMH LICENSEE, LLC

By:	WSMH, Inc., Member

By:
David B. Amy Secretary

WPGH LICENSEE, LLC KDNL LICENSEE, LLC WCWB LICENSEE, LLC

By:	Sinclair Media I, Inc., Member

By:
David B. Amy Secretary

WTVZ LICENSEE, LLC

By:	WTVZ, Inc., Member

By:
David B. Amy Secretary

CHESAPEAKE TELEVISION LICENSEE, LLC KABB LICENSEE, LLC SCI—SACRAMENTO LICENSEE, LLC WLOS LICENSEE, LLC

By:	Chesapeake Television, Inc., Member

By:
David B. Amy Secretary

KLGT LICENSEE, LLC

By:	KLGT, Inc., Member

By:
David B. Amy Secretary

WCGV LICENSEE, LLC

By:	WCGV, Inc., Member

By:
David B. Amy Secretary

SCI—INDIANA LICENSEE, LLC KUPN LICENSEE, LLC WEAR LICENSEE, LLC

By:	Sinclair Media II, Inc.—Member

By:
David B. Amy Secretary

WLFL LICENSEE, LLC

By:	WLFL, Inc.—Member

By:
David B. Amy Secretary

WTTO LICENSEE, LLC

By:	WTTO, Inc.—Member

By:
David B. Amy Secretary

WTWC LICENSEE, LLC

By:	WTWC, Inc.—Member

By:
David B. Amy Secretary

WGGB LICENSEE, LLC

By:	WGGB, Inc.—Member

By:
David B. Amy Secretary

KOCB LICENSEE, LLC

By:	KOCB, Inc.—Member

By:
David B. Amy Secretary

WDKY LICENSEE, LLC

By:	WDKY, Inc., Member

By:
David B. Amy Secretary

KOKH LICENSEE, LLC

By:	Sinclair Television of Oklahoma, Inc.

By:
David B. Amy Secretary

WUPN LICENSEE, LLC

By:	Sinclair Television of Buffalo, Inc., Member

By:
David B. Amy Secretary

WUXP LICENSEE, LLC

By:	Sinclair Television of Tennessee, Inc., Member

By:
David B. Amy Secretary

WCHS LICENSEE, LLC

By:	Sinclair Media III, Inc.

By:
David B. Amy Secretary

Sinclair Finance, LLC

	By:		(SEAL)
David B. Amy, Manager

ATTEST:	NEW GUARANTORS:

WVTV Licensee, Inc. Raleigh (WRDC-TV) Licensee, Inc. Birmingham (WABM-TV) Licensee, Inc. San Antonio (KRRT-TV) Licensee, Inc.

	By:		(SEAL)
David B. Amy, Secretary (as to all)

WUTV Licensee, LLC WMSN Licensee, LLC WZTV Licensee, LLC WXLV Licensee, LLC WRLH Licensee, LLC

	By:	Sinclair Television Company II, Inc. Sole Member (as to all)

	By:		(SEAL)
David B. Amy, Secretary

WUHF Licensee, LLC

	By:	Sinclair Television Company, Inc. Sole Member

	By:		(SEAL)
David B. Amy, Secretary

ATTEST:	TRUSTEE:

FIRST UNION NATIONAL BANK, AS TRUSTEE

	By:		(SEAL)

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  Exhibit 4.2